Exhibit 99.1

American Superconductor Corporation (the “Company”) recently commenced an analysis of the potential impairment of its minority investments in Tres Amigas LLC and Blade Dynamics Ltd. The Company believes it is likely to record a non-cash impairment charge relating to these investments during the fiscal quarter ended September 30, 2014 of up to $5.3 million in the aggregate, which represents the book value of these minority investments. As of October 1, 2014, on account of this impairment charge, the Company estimates that its net loss on a GAAP basis for the fiscal quarter ended September 30, 2014 will be between $26 million and $31 million, or between $0.33 per share and $0.39 per share.

The Company has presented a preliminary estimate of its net loss for the fiscal quarter ended September 30, 2014. The Company has provided a range, rather than a specific amount, for this preliminary estimate, in part, because it has not yet completed its quarterly closing procedures for the fiscal quarter ended September 30, 2014. This preliminary estimate is not necessarily indicative of the results for any future period.

Forward-Looking Statements

Statements in this exhibit that are not strictly historical in nature constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the Company’s estimated net loss and estimated impairment charges relating to its investments in Tres Amigas LLC and Blade Dynamics Ltd. Such forward-looking statements represent management’s current expectations and are inherently uncertain. Actual results may differ materially from what management currently expects because of many risks and uncertainties and other important factors. The important factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. In addition, any forward-looking statements included in this exhibit represent the Company’s expectations as of the date hereof. While the Company anticipates that subsequent events and developments may cause the Company’s views to change, the Company specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.